EXHIBIT 2.4

PROCERA NETWORKS, INC.

INVESTOR QUESTIONNAIRE

ISSUER:	Procera Networks, Inc.
100 Cooper Court
Los Gatos, California, 95032

INVESTOR:

Name

Street Address

	City		State	Zip Code
(		)
	Area Code		Telephone Number

Responses to this Questionnaire will be used by Chadbourn and Procera Networks, Inc. (the “Company”) to qualify investors for purposes of federal and state securities laws.

Please complete the appropriate part or parts of this Questionnaire and return one signed copy as soon as possible to Chadbourn per the instructions in the transmittal letter.

Procera Networks, Inc.
Investor Questionnaire

PART I

To Be Completed By All Investors Other than Individual Investors

The undersigned hereby certifies that the undersigned is (mark the appropriate box):

☐
A bank as defined in Section 3(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	A broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934.

☐	An insurance company as defined in Section 2(a) (13) of the Securities Act.

☐
An investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a) (48) of the United States Investment Company Act of 1940.

☐	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958.

☐
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S. $5,000,000.

☐
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered financial advisor, or if the employee benefit plan has total assets in excess of U.S.$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	A private business development company as defined in Section 202(a) (22) of the United States Investment Advisors Act of 1940.

☐
A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares of the Company, with total assets in excess of U.S.$5,000,000.

☐
A trust with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

☐	Any entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a) of Regulation D under the Securities Act.

Procera Networks, Inc.
Investor Questionnaire

☐	Any director, executive officer, or general partner of the Company, or any director, executive officer, or general partner of a general partner of the Company.

The undersigned declares under penalty of perjury that the information set forth herein is true and correct of his or her best knowledge.

(Entity Name)

By:

(Print Name)

Title:

Date:

PLEASE DO NOT FORGET TO DATE THIS QUESTIONNAIRE

Procera Networks, Inc.
Investor Questionnaire

PART II

For Individual Investors Only

If the answer to any question below is “none” or “not applicable,” please so indicate.

1.	PERSONAL

Name:

Residence Address:

Residence Telephone:

Date of Birth:

Social Security Number:

2.	BUSINESS

Occupation:

Present Employer:

Position/Title:

Number of Years:

Business Address:

Business Telephone:

3.	RESIDENCE INFORMATION

(1)	Set forth in the space provided below the state(s) in which you have maintained your principal residence during the past three (3) years and dates during which you resided in each state.

(2)	Do you maintain residence in any other state? If yes, in which state(s)?

Procera Networks, Inc.
Investor Questionnaire

4.	INCOME

Do you reasonably expect your individual income from all sources during this year (ending December 31st) to exceed U.S? $200,000?

Yes______ No______If not, please specify amount $_______________.

What percentage of your income as shown above is anticipated to be derived from sources other than salary?

Was your yearly individual income from all sources during each of the last two (2) years, ending December 31st, in excess of U.S? $200,000?

Yes______No______If not, please specify amount.

2004: $_______________

2003: $_______________

Do you reasonably expect your joint income with your spouse from all sources during this year (ending December 31) to exceed U.S? $300,000?

Yes______No______If not, please specify amount $_________________.

What percentage of this joint income is anticipated to be derived from sources other than salary?
_______________%

Was your joint income with your spouse from all sources during each of the last two years, ending December 31st, in excess of U.S. $300,000?

Yes______No______If not, please specify amount.

2004: $_______________

2003: $_______________

5.	NET WORTH

Will your net worth as of the date you purchase the securities offered, individually or jointly with the net worth of your spouse, be in excess of U.S. $1,000,000?

Yes______No______If not, please specify amount $_________________ .

Procera Networks, Inc.
Investor Questionnaire

6.	EDUCATION

Please describe your educational background and degrees obtained, if any.

7A.	AFFILIATION

If you have any pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

7B.	DIRECTORS AND OFFICERS

Are you a director or executive officer of the Company or a director or executive officer of a general partner of the Company?

Yes______ No_______

8.	BUSINESS AND FINANCIAL EXPERIENCE

Please describe the nature and extent of your business, financial and investment experience that you believe gives you the capacity to evaluate the merits and risks of the proposed investment.

9.	PRIOR INVESTMENTS

Please indicate the frequency of your prior investments (check one in each column):

	Publicly-Traded Securities	Privately-Placed Securities

Frequently

Occasionally

Never

Procera Networks, Inc.
Investor Questionnaire

The above information is true and correct in all material respects. The undersigned recognizes that the Company is relying on the truth and accuracy of such information so that it may rely on certain exemptions from registration contained in the Securities Act, and the securities laws of certain states. The undersigned agrees to notify the Company promptly of any changes in the foregoing information that may occur prior to the investment.

Print Name:

Signature:

Dated:

PLEASE DO NOT FORGET TO DATE THIS QUESTIONNAIRE

Procera Networks, Inc.
Investor Questionnaire